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                                                                   EXHIBIT 10.7

                             Dated 12 FEBRUARY 1999

                                NEUROVEX LIMITED

                                     - and -

                            PROFESSOR DAVID LATCHMAN

                  --------------------------------------------
                         CONSULTANCY SERVICES AGREEMENT
                  --------------------------------------------

                                 Cameron McKenna
                                   Mitre House
                              160 Aldersgate Street
                                 London EC1A 4DD

                               T +44(0)171367 3000
                               F +44(0)171367 2000

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                                TABLE OF CONTENTS

1.       DEFINITIONS AND INTERPRETATION...............................       1
2.       NATURE OF ENGAGEMENT.........................................       1
3.       COMMENCEMENT DATE............................................       2
4.       CONSULTANCY FEE..............................................       2
5.       EXPENSES.....................................................       3
6.       INDEPENDENT CONTRACTOR STATUS................................       3
7.       CONFLICTS OF INTEREST........................................       4
8.       CONFIDENTIALITY..............................................       6
9.       INTELLECTUAL PROPERTY........................................       7
10.      INCAPACITY...................................................       8
11.      TERMINATION OF AGREEMENT.....................................       8
12.      GENERAL......................................................       9

SCHEDULE 1 DEFINITIONS AND INTERPRETATION.............................      11

SCHEDULE 2 EXISTING COMMITMENTS.......................................      14

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THIS AGREEMENT is made the 12th day of FEBRUARY 1999

BETWEEN:

(1) NEUROVEX LIMITED whose registered office is at Marquis House, 67/68 Jermyn Street, London W1Y 6NY ("the Company")

(2) PROFESSOR DAVID LATCHMAN of 9 Gresham Gardens, London NW11 8NX ("Professor Latchman")

WHEREAS:-

(A) The Company wishes to engage Professor Latchman to perform consultancy services on the terms set out below.

(B) Professor Latchman is a full time employee of University College London, employed to carry out scientific research and is involved in scientific research in fields of particular interest to the Company.

(C) Professor Latchman is free to accept such engagement on the terms set out below.

IT IS AGREED as follows:-

1.       DEFINITIONS AND INTERPRETATION

1.1 The Definitions set out in the Schedule apply in this Agreement which shall be interpreted in accordance with the rules of interpretation also set out in the Schedule.

2.       NATURE OF ENGAGEMENT

2.1 The Company engages Professor Latchman and Professor Latchman accepts engagement as a consultant who will provide consulting services to the Company in respect of gene delivery vectors so long as such services do not go beyond consulting in respect of the Field ("the Services"). For the avoidance of doubt, the Board may not require Professor Latchman to provide services which may conflict with his Existing Commitments as set out in Schedule 2.

2.2 Prior to entering into this Agreement, Professor Latchman was employed and continues to be employed by University College London ("University") the company acknowledges, that in connection with Professor Latchman's employment by the University, Professor Latchman's sole responsibility is to the University.

2.3 Professor Latchman will (unless unavoidably prevented from doing so by reason of ill health, prior teaching or other academic commitments, any necessary attendance at scientific conferences or otherwise) provide the Services at such

                                       -1-

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         other times as may be reasonably requested by the Company on a
         "when-needed" basis for up to 1 day each week, unless otherwise agreed with University.

2.4      Professor Latchman shall:-

         2.4.1 perform the Services to the best of his ability in an expert and diligent manner and in such a way as at all time to promote the best interests of the Company and the Group;

         2.4.2 faithfully and diligently perform his duties and exercise only such powers as are consistent with them;

         2.4.3 obey all and any lawful and reasonable directions of the Board;

         2.4.4 keep the Board promptly and fully informed (in writing if so requested) of his conduct in relation to the business or affairs of the Group and provide such explanations as they may require;

         2.4.5 not at any time make any untrue or misleading statement relating to the Group.

2.5 Professor Latchman shall perform the Services at the Company's laboratory and office at Windeyer Buildings, 46 Cleveland Street, London W1P 6DB (and/or such other place of business of the Group as the Board may reasonably require from time to time consistent with the Consultant's duties). Professor Latchman will, if an for as long as required by the Company, make visits in the ordinary course of his duties to such places anywhere in the world as the Company may reasonably specify having regard to Professor Latchman's other commitments.

2.6 Professor Latchman warrants that, by entering into this Agreement, he is not in breach of any express or implied term of any contractual or other obligation to any third party which is binding on him and in particular University has, to the extent required, consented to Professor Latchman entering into this Agreement.

3.       COMMENCEMENT DATE

         This Agreement will start on 12 February 1999 ("Commencement Date") and will continue (unless earlier terminated according to its terras) until terminated by either party on 6 months' written notice.

3.1 Provided that no other provision of this Agreement will cease to have effect by reason of the operation of this Clause.

4.       CONSULTANCY FEE

4.1 The Company will pay Professor Latchman an annual fee at a rate of (pound) 25,000 each year (plus VAT where applicable) (or at such higher rate as may be awarded to Professor Latchman pursuant to Clause 4.3) which will accrue from day to day and be payable in equal monthly instalments in arrears on or about the last

                                       -2-

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         working day of each month ("the Fee"). The Fee covers any and all duties performed by Professor Latchman pursuant hereto.

4.2 The fee shall be payable within 5 business days of receipt by the Company of an invoice from Professor Latchman in respect of the Services for each month.

4.3 On or about 1 November of each year, commencing on 1 November 1999, Professor Latchman's fee will be reviewed and the rate of fees then payable may be (but will not necessarily be) increased by the Company with effect from the date of such review and Professor Latchman may be awarded such bonus, share option or other performance related benefits as the Company's remunerating committee decides in its sole discretion.

4.4 Professor Latchman may at the absolute discretion of the Company be considered for participation in one or more Company share option plans to be established subject to and in accordance with the rules of such plan(s).

5.       EXPENSES

5.1 Within 30 days of receipt of a monthly expenses invoice from Professor Latchman supported by the appropriate vouchers or other proof of payment the Company will reimburse Professor Latchman for all expenses described in that invoice which have been reasonably incurred by him in providing the Services including but not limited to travel, hotels, meals, telephone, fax and express delivery services. If Professor Latchman incurs expenses which relate partly to the performance of the Services and partly to his other interests then the Company will reimburse Professor Latchman for an appropriate proportion of the expenses.

6.       INDEPENDENT CONTRACTOR STATUS

6.1 Professor Latchman acknowledges and agrees that he is an independent contractor and that this consulting arrangement will not give him any rights to any pension, insurance, car or other fringe benefits from the Company except as expressly contemplated by this Agreement.

6.2 Professor Latchman agrees to indemnify and hold the Company harmless from any income tax due on payments to Professor Latchman under this Agreement or the amount of such payments grossed up at the applicable rate of tax if the Inland Revenue deems payments made to be payments net of tax, together with any penalties and interest which may be levied on the Company in respect of income tax deductions which the Inland Revenue determines should have been made from payments to Professor Latchman made pursuant to this Agreement.

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7.       CONFLICTS OF INTEREST

7.1 Professor Latchman shall not without the prior written permission of the Board act (whether as a consultant, advisor, director, employee or otherwise) for or collaborate with any other company, firm, business which:

         7.1.1 carries or it is intended to carry on research and associated business actively in the Field save where Professor Latchman acts as a consultant, advisor, director, employee or otherwise for such company, firm or business outside the Field;

         7.1.2 which carries out research, development or a business in competition with or in a business which is the same as or similar to any business of the Company save where Professor Latchman acts as a consultant, advisor, director, employee or otherwise for such company, firm or business outside the Field;

         7.1.3 might impair his ability to act at all times in the best interests of the Company; or

         7.1.4 requires him to disclose Confidential Information in order properly to discharge his obligations to or to further his interest in such company, firm or business.

7.2 For the avoidance of doubt the Existing Commitments listed as outlined in Schedule 2 including any extensions thereto have been approved by the board.

7.3      Professor Latchman shall not directly or indirectly:-

         7.3.1 for the period of 12 months after the termination of his engagement hereunder be engaged or concerned or interested in any business carried on within the Restricted Area wholly or partly in competition with any Restricted Business. "Restricted Area" means the United Kingdom, Europe, the United States of America and any other country in which the Company carries on or to the knowledge of the consultant intends to carry on any Restricted Business as at the termination of his employment. "Restricted Business" means research and development activities in the Field and all or any other commercial activities carried on or to be carried on by the Company in which Professor Latchman worked or about which Professor Latchman knew Confidential Information to any material extent at any time during the final two years of his engagement;

         7.3.2 for the period of 12 months after the termination of his engagement hereunder, induce or attempt to persuade any Employee to leave employment or engagement by the Company or offer employment or engagement to any Employee. An "Employee" is any person who is and was, at any time during the period of two years prior to the termination of Professor Latchman's engagement, employed or engaged by the Company or any Group Company in a senior management, senior

                                       -4-
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         technical or senior sales position and who, by reason of such position, possesses any Confidential Information or is likely to be able to solicit the custom of any customer of the Company or any Group Company or to induce any such customer to cease dealing with the Company or any Group Company, were he to accept employment or engagement in a business which is similar to or in competition with any Restricted Business;

7.3.3 at any time, before or after the termination of his engagement, induce or seek to induce, by any means involving the disclosure or use of Confidential Information or otherwise, any customer of the Company to cease dealing with the Company or to restrict or vary the terms upon which it deals with the Company;

7.3.4 at any time after the termination of his engagement directly or indirectly to disclose or make use of any Confidential Information;

7.3.5 at any time after the termination of his engagement, represent himself or permit himself to be held out as having any connection with or interest in the Company.

7.3.6 for the period of 12 months after the termination of his engagement, deal with, seek employment with, be employed or engaged by or engage in business with any customer of the Company of any Group Company or work on any account or business of any customer of the Company or any Group Company for the purpose of providing that customer with services which are the same as or similar to any services which he was involved in providing to that customer at any time in the 12 months preceding the termination of his engagement;

7.3.7 for the period of 12 months after the termination of his engagement, solicit business from any customer of the Company or any Group Company for the purpose of providing to that customer services which are the same as or similar to those which he has been involved in providing to that customer at any time in the 12 months preceding the termination of his engagement;

7.3.8 interfere or seek to interfere with contractual or other trade relations between the Company or any Group Company and any of its or their suppliers; or

7.3.9 communicate to any person, concern, undertaking, firm or body corporate anything which is intended to or which will or may damage the reputation or good standing of the Company or any Group Company;

For the avoidance of doubt nothing in the above clause shall restrict Professor Latchman from taking or continuing any employment the sole purpose of which is academic research, meaning research otherwise for commercial gain. Each restriction in this Clause 7.3 (whether drafted separately or together with another) is independent and severable from the other restrictions and enforceable

                                       -5-
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         accordingly. If any restriction is unenforceably for any reason but would be enforceable if part of the wording were deleted, it will apply with such deletions as may be necessary to make it enforceable.

8.       CONFIDENTIALITY

8.1      Professor Latchman shall

         8.1.1 abide by all directions of the Board from time to time concerning the use, disclosure and supply of Confidential Information;

         8.1.2 not disclose or supply to any third party outside the Company any or all of the Confidential Information without the prior permission of the Board and without adhering to the Company's standard operating practices with regard to such disclosure or supply;

         8.1.3 for the period of his engagement pursuant to this Agreement use his best endeavours to prevent the publication, disclosure or unauthorised use of any Confidential Information.

         8.1.4 not without the prior permission of the Board make any statements on the Company's behalf or concerning the Company to the press, media, venture capitalists, brokers, banks, financial analysts and/or any other Professor Latchman unconnected with the Company.

         8.1.5 not without the prior authority of the Company remove from Company premises or copy or allow others to copy the contents of any Document, which contains any Confidential Information or which belongs to the Company;

         8.1.6 return to the Company on request all Documents in his possession or under his control which belong to the Company or which contain or refer to any Confidential Information;

         8.1.7 if so requested by the Company, delete all Confidential Information from any computer disks, tapes or other re-usable material in his possession or under his control and deliver up or destroy all other Documents and tangible items in his possession or under his control which contain or refer to any Confidential Information or which belongs to the Company and shall give an undertaking to the Company to this effect.

8.2 The obligations set out in this Clause 8 shall survive the expiry or termination of this Agreement for whatever reason for a period of 3 years thereafter or until such times as the Confidential Information comes into the public domain, whichever it the earlier.

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9.       INTELLECTUAL PROPERTY

9.1 Professor Latchman shall make full and prompt disclosure to the Company of any and all Know How (including in particular inventions) conceived, originated or reduced to practice by Professor Latchman during the period of this Agreement in connection with the performance of the Services and shall promptly supply to the Company any and all Materials and Documents created originated or reduced to practice by Professor Latchman during the period of this Agreement in connection with the performance of the Services. This obligation shall apply whether or not the Professor Latchman has conceived, created or originated said Know How, Materials or Documents alone or jointly with others and whether or not on the premises of the Company or during normal working hours.

9.2 Professor Latchman shall not make any filings for Patent Rights in respect of any inventions made by him the subject of Clause 9. Any and all such filings shall be made by the Company and any resulting Patent Rights shall as between Professor Latchman and the Company be exclusively owned by the Company.

9.3 Professor Latchman shall assign to the Company (or any person or entity designated by the Company) all Person's right, title and interest in and to any and all Know How, Materials and Documents the subject of Clause 9 and hereby irrevocably and unconditionally waives any or all claims to moral rights in any such items.

9.4 Professor Latchman agrees both during and after the term of this Agreement to do or procure the doing of all such acts and things and to sign or procure the signing of all such deeds and documents as the Company may in its sole discretion require from time to time without limitation in connection with the filing, prosecution, maintenance and renewal of Patent Rights and the making of assignments provided always that the Company shall bear the full cost in relation thereto. Professor Latchman further agrees that he irrevocably designates and appoints each director of the Company other than Professor Latchman as the agent and attorney-in-fact of him to do such acts and things and execute all such deeds and documents as the Company may deem necessary or desirable in order to protect its rights and interest in any such Know How, Material or Document.

9.5 Professor Latchman hereby expressly acknowledges that the Company is under no duty or obligation under the terms of this Agreement to file, prosecute, maintain or renew any Patent Rights where the Company's considerations, objectives or priorities from time to time do not support such action in any particular country.

9.6 References to the Company in this Clause 9 will be deemed to include any or, where indicated by the context, all of the Group Companies.

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10.      INCAPACITY

10.1 If Professor Latchman is unable to perform the Services because of illness or personal injury ("Incapacity"), he must report that fact immediately to the Chief Executive or the Chairman of the Company and, after three months of such inability, the obligations to make payments in accordance with Clause 4 will cease unless the Board at its sole discretion shall elect to continue with such payment.

11.      TERMINATION OF AGREEMENT

11.1 Without prejudice to any remedy which the Company may have against Professor Latchman for breach or non-performance of any of the provisions of this Agreement the Company may by written notice to the Professor Latchman forthwith terminate this Agreement if Professor Latchman:-

         11.1.1 commits any serious breach or is in continuing breach of his obligations under this Agreement or repeatedly breaches such obligations; or

         11.1.2 engages in any conduct which, in the opinion of the Board, is likely to cause his continued engagement to be detrimental to the interest of the Company or the Group; or

         11.1.3 is convicted of any criminal offence which is punishable with 6 months or more imprisonment (save for motoring offence for which he is not sentenced to a term of immediate or suspended imprisonment); or

         11.1.4 commits any act of dishonesty, whether or not relating to the performance of the Services; or

         11.1.5 becomes bankrupt or makes any arrangement or composition with his creditors generally; or

         11.1.6 is, in the reasonable opinion of the board, incompetent in the performance of the Services or is likely to bring the reputation of the Company into disrepute.

         Tax Liabilities

11.2 It is hereby declared that it is the intention of the parties that Professor Latchman shall have the status of a self employed person and shall be responsible for all income tax liabilities and National Insurance or similar contributions in respect of his fees and Professor Latchman hereby agrees to indemnifying the Company in respect of any claims that may be made by the relevant authorities against the Company in respect of income tax or National Insurance or similar contributions relating to Professor Latchman's services hereunder.

         Payment in lieu

11.3 On serving or receiving notice to terminate this Agreement or at any time thereafter during the currency of such notice the Company will, at its discretion, be entitled to pay Professor Latchman his fee under Clause 4.1 in lieu of his remaining entitlement to notice.

         Claims

11.4 Professor Latchman shall have no claim against the Company in respect of the termination of this Agreement:

         11.4.1 by reason of the liquidation of the Company for the purpose of amalgamation or reconstruction or as part of any arrangements for the amalgamation or demerger of the undertaking of the Company not involving liquidation provided that Professor Latchman shall have been offered employment with the amalgamated or reconstructed or de-merged company or companies on terms no less favourable to Professor Latchman than under this Agreement; or

         11.4.2 in relation to any provision in any articles of association, agreement or arrangement which has the effect of requiring Professor Latchman to sell or give up any shares, securities, options or rights at any price or which causes any options or other rights granted to Professor Latchman to become prematurely exercisable or lapse.

12.      GENERAL

12.1 This Agreement sets out the entire agreement of the parties in relation to the engagement and is in substitution for any previous Agreement between Professor Latchman and the Company or any Group Company which are deemed to have been terminated by mutual consent.

12.2 No amendment or addition to this Agreement shall be effective unless it is in writing and signed by both parties.

12.3 The termination of this Agreement will not affect such of the provisions of this Agreement as are expressed to operate or to have effect after termination and will be without prejudice to any accrued rights or remedies of the parties.

12.4 The validity, construction and interpretation of this Agreement and any determination of the performance which it requires shall be governed by English law.

12.5 All disputes between the Parties arising under, out of or relating to this Agreement or arising out of the circumstances and relationships contemplated by this Agreement including disputes relating to the validity, construction or interpretation of this Agreement and including its formation, validity, binding effect, interpretation, performance, breach or termination as well as non-contractual claims and including disputes relating to pre-contractual representations which result in any action or proceeding shall be subject to the non-exclusive jurisdiction of the English Courts.

12.6 Any notice to be given by a party under this Agreement must be in writing in the English language and must be delivered by hand or sent by first class post or facsimile transmission or other means of telecommunication in permanent written form (provided that the addressee has his or its own facilities for receiving such transmissions) to the last known postal address or appropriate telecommunication number of the other party. Where notice is given by any of the prescribed means, it is deemed to be received when, in the ordinary course of that means of transmission, it would be received by the addressee. To prove the giving of a notice, it is sufficient to show that it has been despatched. A notice has effect from the sooner of its actual or deemed receipt by the addressee.

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                                   SCHEDULE 1

                         DEFINITIONS AND INTERPRETATION

1. In this Agreement the following words and expressions shall have the following meanings:

1.1 "AGREEMENT" - this agreement and any and all schedules, appendices and other addenda to it as may be varied from time to time in accordance with the provisions of this agreement.

1.2 "BOARD" - the board of directors of the Company and includes any committee of such board duly authorised to act on its behalf.

1.3      "COMMENCEMENT DATE" - February 1999.

1.4 "CONFIDENTIAL INFORMATION" - Know How, Materials either owned by or licensed to the Company or conceived, created or originated by Professor Latchman as set out in Clause 11.1 and trade secrets or confidential information relating to the business affairs or finances of the Group its suppliers, agents, distributors or customers in either case including but not confined to the technology

1.5 "CONTROL" - the ownership of more than 50% of the issued share capital or the legal power to direct or cause the direction of the general management and policies of the Party.

1.6 "FIELD" - the development and application of viral based vectors for therapeutic use including the delivery of potentially therapeutic genes. For the avoidance of doubt it is acknowledge and agreed that potentially therapeutic genes may have therapeutic prophylactic and diagnostic uses other than in conjunction with viral based vectors and all such other uses are not within the definition of "Field" for the purposes of this Agreement.

1.7 "DOCUMENTS" - reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, paper, notebooks, books, files, ledgers, records, tapes, discs, diskettes, CD-ROM, computer programs and documents thereof, computer information storage means, samples of material, other graphic or written data and any other media on which Know How can be permanently stored.

1.8      "GROUP" - means the Company and each Group Company for the time being.

1.9 "GROUP COMPANY" - means any company which for the time being is a holding company or a subsidiary company (as defined in section 736 of the Companies Act 1985) of the Company or any subsidiary company of such holding company.

1.10 "KNOW HOW" - unpatented technical and other information which is not in the public domain, including ideas, concepts, inventions, discoveries, data, formulae, specifications, information relating to Materials, procedures for experiments and tests and results of experimentation and testing, results of research or development including laboratory records clinical trial data, case report forms, data analyses, reports or summaries and information contained in submissions to and information from ethical committees and regulatory authorities

1.11 "MATERIAL" - documents and any chemical or biological substances including any:-

         (a)      organic or inorganic element or compound;

         (b) nucleotide or nucleotide sequence including DNA and RNA sequences;

         (c)      gene;

         (d)      vector or construct including plasmids, phages or viruses;

         (e) host organism including bacteria, fungi, algae, protozoa and hybridomas;

         (f) eukaryotic or prokaryotic cell line or expression system or any development strain or product of that cell line or expression system;

         (g) protein including any peptide or amino acid sequence, enzyme, antibody or protein conferring targeting properties and any fragment of a protein or a peptide enzyme or antibody;

         (h)      drug or pro-drug;

         (i)      assay or reagent;

         (j)      or any other genetic or biologic material or micro-organism;

         (k)      multi-cellular plants;

         (l) data for the derivation of molecular structures including NMR spectra, X Ray diffraction patterns, and other primary experimental information, assignments and other calculations, required for determination of the structure, and co-ordinates of the derived molecular structure;

         (m)      computer programmes or algorithms.

1.12     "PARTIES" - Neurovex and Professor Latchman.

1.13 "PATENT RIGHTS" - patent applications or patents, author certificates, inventor certificates, utility certificates, improvement patents and models and certificates of addition and all foreign counterparts of them and includes any divisions, renewals, continuations, continuations-in-part, extensions, reissues, substitutions, confirmations, registrations, revalidation or additions of or to them, as well as any supplementary protection certificate in respect of them.

2.       In this Agreement:

2.1 unless the context otherwise requires all references to a particular Clause, paragraph or Schedule shall be a reference to that Clause, paragraph or Schedule in or to this Agreement as the same may be amended from time to time pursuant to this Agreement;

2.2 a table of contents and headings are inserted for convenience only and shall be ignored in construing this Agreement;

2.3 unless the contrary intention appears words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

2.4 unless the contrary intention appears words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust, association, organisation or other entity, in each case whether or not having separate legal personality;

2.5 reference to the words "include" or "including" are to be construed without limitation to the generality of the preceding words; and

2.6 reference to any statute or regulation includes any modification or re-enactment of that statute or regulation.

                                   SCHEDULE 2

                              EXISTING COMMITMENTS

EMPLOYMENT

Professor of Molecular Pathology (Established Chair) and Head of Department of Molecular Pathology (incorporting Medical Molecular Biology Unit and Department of Chemical Pathology University College London Medical School).

Also, Chairman of Division of Pathology and Infectious Diseases incorporting Departments of Bacteriology, Immunology, Molecular Pathology, Sexually Transmitted Diseases and Virology.

Also Director Windeyer Institute of Medical Sciences.

COMMITMENTS EXTERNAL TO UCL

Parkinson's Disease Society Medical Advisory Panel (Vice Chairman)
British Heart Foundation, Project Grants Committee
MRC, Advisory Board
National Institute for Biological Standards, Scientific Advisory Board
Royal College of Pathologists, Examining Panel in Genetics
Scientific Consultant, Biorex Ltd, Hungary
Scientific Advisory Committee, Gene Therapy Centre, Hadassah Hospital, Israel

COMMITMENTS INTERNAL TO UCL

Deputy Head, UCL Graduate School
Chairman Graduate School Graduate Strategy Sub Committee
Chairman Graduate School Life and Clinical Sciences Research Sub-Committee UCL and Middlesex Hospital Clinical Research and Development Committee (Vice Chairman)
UCL Academic Committee, Academic Board, Academic Development and Research Sub-Committee, Research Degrees Sub-Committee, Research Funding Sub-Committee

EDITORIAL BOARDS

Gene Therapy, Gene Therapy and Molecular Biology, Gene Therapy and Regulation, International Journal of Biochemistry and Cell Biology, International Journal of Experimental Pathology and Nucleic Acids Research.

Research grant support or research studentships from Government Departments Research, Councils, Medical Charities and Industry (Glaxo/Wellcome, Smithkline Beecham, Pfizer).

IN WITNESS whereof the parties have executed this document as a deed on the date appearing at the head of this Agreement.

EXECUTED as a Deed by             ) [ILLEGIBLE]
NEUROVEX LIMITED                  )
acting by                         )
and
                                  [ILLEGIBLE]
                                  Director
                                  Director/Secretary

SIGNED as a Deed by               ) [ILLEGIBLE]
PROFESSOR                         )
DAVID LATCHMAN                    )
in the presence of:-              )

                                  Witness' signature: /s/ [ILLEGIBLE]
                                  Name:
                                  Address: [ILLEGIBLE]
                                  Occupation: [ILLEGIBLE]

THIS DEED OF AMENDMENT is made on 30 July 2001

BETWEEN:

(1) BIOVEX LIMITED (No. 3480520) whose registered office is at The Windeyer Institute, 46 Cleveland Street, London W1P 6DB (the "Company")

(2) PROFESSOR DAVID LATCHMAN of 9 Gresham Gardens, London NW11 8NX ("Professor Latchman")

WHEREAS:

(A) The Company and Professor Latchman entered into an Agreement on 12 February 1999 (the "Agreement") to engage Professor Latchman to perform consultancy services.

(B) Schedule 2 to the Agreement lists Professor Latchman's Existing Commitments and the Company and Professor Latchman now wish to enter into this Deed of Amendment in order to amend the Existing Commitments as listed in Schedule 2 to the Agreement.

IT IS AGREED as follows:

1. Schedule 2 to the Agreement be amended by replacing it with Schedule 2 to this Deed of Amendment.

2.       All other terms of the Agreement remain unchanged.

IN WITNESS of which the parties have executed this instrument as a Deed and have delivered it upon dating it.

                                   SCHEDULE 2

                              EXISTING COMMITMENTS

EMPLOYMENT

Dean and Professor of Human Genetics.
Institute of Child Health, University College London.

COMMITMENTS EXTERNAL TO UCL

Parkinson's Disease Society Medical Advisory Panel (Vice-Chairman).
British Heart Foundation, Project Grants Committee.
MRC, Advisory Board.
National Institute for Biological Standards, Scientific Advisory Board.
Royal College of Pathologists, Examining Panel in Genetics.
Scientific Advisory Committee, Gene Therapy Centre, Hadassah Hospital, Israel. Great Ormond Street Hospital for Children Trust Board.

COMMITMENTS INTERNAL TO UCL

UCL Council.
UCL Biomedicine Strategy Board.
Institute of Child Health Planning and Executive Committee (Chair). ICH/GOS Joint Research Strategy Committee.

EDITORIAL BOARDS

Gene Therapy, Gene Therapy and Molecular Biology, Gene Therapy and Regulation. International Journal of Biochemistry and Cell Biology.
International Journal of Experimental Pathology and Nucleic Acids Research.

Research Grant Support of Research Studentships from Government Departments Research Councils, Medical Charities and Industry (Glaxo/Wellcome, SmithKline Beecham, Pfizer, Biorex, Hungary).

SIGNED as a DEED by               )
BIOVEX LIMITED                    )
acting by                         )

                                  Director [ILLEGIBLE]
                                  Director/Secretary [ILLEGIBLE]

SIGNED as a DEED by               )
PROFESSOR DAVID                   )
LATCHMAN                          )
in the presence of:-              )

                                  Witness' signature:

                                  Name:

                                  Address:

                                  Occupation:

SIGNED as a DEED by               )
BIOVEX LIMITED                    )
acting by                         )

                                  Director
                                  Director/Secretary

SIGNED as a DEED by               )  [ILLEGIBLE]
PROFESSOR DAVID                   )
LATCHMAN                          )
in the presence of:-              )

                                  Witness' signature: /s/ [ILLEGIBLE]

                                  Name: [ILLEGIBLE]

                                  Address: [ILLEGIBLE]

                                  Occupation: [ILLEGIBLE]